                                                                 Exhibit 10.1

                      SECOND AMENDMENT TO CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of May 15, 1998, by and between LASER POWER CORPORATION, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 31, 1997, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. Section 1.1.(a) is hereby amended (a) by deleting "May 1, 1998" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "February 1, 1999," and (b) by deleting "Two Million Dollars ($2,000,000.00)" as the maximum principal amount available under the Line of Credit, and by substituting for said amount "Two Million Five Hundred Thousand Dollars ($2,500,000.00)," with such changes to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

     2.   Section 1.4. shall be renumbered as "Section 1.5."
          Section 1.5. shall be renumbered as "Section 1.6."
          Section 1.6. shall be renumbered as "Section 1.7."
          Section 1.7. shall be renumbered as "Section 1.8."

     3. The following is hereby added to the Credit Agreement as new Section
1.4.:

          "SECTION 1.4. TERM LOAN A.

          (a) Term Loan A. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make a loan to Borrower in the principal amount of One Million Nine Hundred Thousand Dollars ($1,900,000.00) ("Term Loan A"), the proceeds of which shall be used for Debt Consolidation. Borrower's obligation to repay Term Loan A shall be evidenced by a promissory note substantially in the form of Exhibit D attached hereto ("Term Note A"), all terms of which are incorporated herein by this reference. Bank's commitment to grant Term Loan A shall terminate on June 5, 1998.

          (b) Repayment. The principal amount of Term Loan A shall be repaid in accordance with the provisions of Term Note A.

          (c) Prepayment. Borrower may prepay principal on Term Loan A solely in accordance with the provisions of Term Note A."

     4. Section 1.5.(a) is hereby deleted in its entirety, and the following substituted therefor:

          "(a) Interest. The outstanding principal balance of the Line of Credit, Term Loan and Term Loan A shall bear interest at the rate of interest set forth in the Line of Credit Note, Term Note and Term Note A (collectively, the "Notes")."

     5. Section 1.7. is hereby deleted in its entirety, and the following substituted therefor:

          "SECTION 1.7. COLLATERAL.

               As security for all indebtedness of Borrower to Bank subject hereto, Borrower hereby grants to Bank security interests of first priority in all Borrower's accounts receivable and other rights to payment, general intangibles, inventory and equipment.

               As security for all indebtedness of Borrower to Bank subject hereto Borrower shall cause Exotic Materials, Inc. to grant to Bank security interests of first priority in all accounts receivable and other rights to payment, general intangibles, inventory and equipment.

               All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance."

     6. Section 4.9. is hereby deleted in its entirety, and the following substituted therefor:

          "(a) Current Ratio not at any time less than 2.0 to 1.0, with "Current Ratio" defined as total current assets divided by total current liabilities.

          (b) Tangible Net Worth not at any time less than $15,000,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

          (c) Total Liabilities divided by Tangible Net Worth not at any time greater than 1.0 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and noncurrent liabilities less subordinated debt, and with "Tangible Net Worth" as defined above.

          (d) EBITDA Coverage Ratio not less than 0.6 to 1.0 as of FYE 09/30/98 1.75:1 as of 3/31/98; and 2.25:1 at FYE 1999 and thereafter;
          with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt, determined semi-annually at end of second and fourth fiscal quarter.

          (e) Pre-tax losses at fiscal year end September 30, 1998, not greater than $2,750,000.00.

          (f) Pre-tax profitability greater than $1.00 on a quarterly basis, commencing first fiscal quarter December 31, 1998."

     7. The following is hereby added to the Credit Agreement as Section 4.11.:

          "SECTION 4.11. YEAR 2000 COMPLIANCE. Perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require."

     8. Borrower shall pay to Bank a non-refundable commitment fee for the Line of Credit equal to Eleven Thousand Two Hundred Fifty Dollars ($11,250.00), which fee shall be due and payable in full upon execution of this Agreement.

     9. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     10. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                            WELLS FARGO BANK,
LASER POWER CORPORATION                       NATIONAL ASSOCIATION


By:  /s/  PAUL P. WICKMAN, JR.                 By: /s/BERNIE PALMER
   -------------------------------             ---------------------------------
                                               Bernie  Palmer
Title: Chief Financial Officer                 Vice President
      ----------------------------

                       THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 1, 1998, by and between LASER POWER CORPORATION, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 31, 1997, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1.   Section 1.5. shall be renumbered as "Section 1.6."
          Section 1.6. shall be renumbered as "Section 1.7."
          Section 1.7. shall be renumbered as "Section 1.8."
          Section 1.8. shall be renumbered as "Section 1.9."

     2. The following is hereby added to the Credit Agreement as new Section
1.5.:

          SECTION 1.5. TERM COMMITMENT.

          (a) Term Commitment. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including February 1, 1999, not to exceed the aggregate principal amount of Two Million Dollars ($2,000,000.00) ("Term Commitment"), the proceeds of which shall be used to purchase equipment, and which shall be converted on February 1, 1999, to a term loan, as described more fully below. Borrower's obligation to repay advances under the Term Commitment shall be evidenced by a promissory note substantially in the form of Exhibit E attached hereto ("Term Commitment Note"), all terms of which are incorporated herein by this reference.

          (b) Limitation on Borrowings. Notwithstanding any other provision of this Agreement, the aggregate amount of all outstanding borrowings under the Term Commitment shall not at any time exceed a maximum of one hundred percent (100%) of the cost of each item of equipment purchased with the proceeds thereof, as evidenced by the sellers invoice.

          (c) Borrowing and Repayment. Borrower may from time to time during the period in which Bank will make advances under the Term Commitment borrow and partially or wholly repay its outstanding borrowings, provided that amounts repaid may not be reborrowed, subject to all the limitations, terms and conditions contained herein; provided however, that the total outstanding borrowings under the Term Commitment shall not exceed the maximum principal amount available thereunder, as set forth above. The outstanding principal balance of the Term Commitment shall be due and payable in full on February 1, 1999; provided however, that so long as Borrower is in compliance on said date with all terms and conditions contained herein and in any other documents evidencing the Credits, Bank agrees to restructure repayment of said outstanding principal balance so that principal shall be amortized over five years and shall be repaid in sixty (60) installments, as set forth in the promissory note executed by Borrower on said date to evidence the new repayment schedule.

          (c) Prepayment. Borrower may prepay principal on the Term Commitment solely in accordance with the provisions of the Term Commitment Note.

     3. Section 1.5.(a) is hereby deleted in its entirety, and the following substituted therefor:

          "(a) Interest. The outstanding principal balance of the Line of Credit, Term Commitment, Term Loan and Term Loan A shall bear interest at the rate of interest set forth in the Line of Credit Note, Term Commitment Note, Term Note and Term Note A (collectively, the "Notes")."

     4. Section 4.9.(d) is hereby deleted in its entirety, and the following substituted therefor:

          "(d) EBITDA Coverage Ratio not less than 0.6 to 1.0 as of fiscal year end September 30, 1998, not less than 1.75 to 1.0 as of March 31, 1999, not less than 2.25 to 1.0 at fiscal year end September 30, 1999 or at any time thereafter, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt, determined semi-annually at end of each second and fourth fiscal quarter."

     5. The following is hereby added to the Credit Agreement as Section 4.9.
(g):

          "Liquid assets (defined as the aggregate of cash and readily marketable securities acceptable to Bank, excluding the One Million Dollars ($1,000,000.00) Certificate of Deposit pledged as collateral to Bank.) in amount at all times in excess of One Million Dollars ($1,000,000.00)."

     6. Borrower shall pay to Bank a non-refundable commitment fee for the Term Commitment equal to One Thousand Dollars ($1,000.00), which fee shall be due and payable in full upon execution of this Agreement.

     7. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     8. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                            WELLS FARGO BANK,
LASER POWER CORPORATION                       NATIONAL ASSOCIATION


By: /s/  PAUL P. WICKMAN                    By: /S/ BERNIE PALMER
   -------------------------------             ---------------------------------
                                               Bernie Palmer
Title: Chief Financial Officer              Vice President
      ----------------------------

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 17, 1998, by and between LASER POWER CORPORATION, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 31, 1997, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. Section 1.5(b) is hereby deleted in its entirety, and the following substituted therefor:

          "Limitation on Borrowings. Notwithstanding any other provision of this Agreement, the aggregate amount of all outstanding borrowings under the Term Commitment shall not at any time exceed a maximum of ninety percent (90%) of the cost of each item of equipment purchased with the proceeds thereof, as evidenced by the sellers invoice."

     2. Section 1.7 is hereby deleted in its entirety, and the following substituted therefor:

          "As security for all indebtedness of Borrower to Bank subject hereto, Borrower hereby grants to Bank security interests of first priority in all Borrower's accounts receivable and other rights to payment, general intangibles, inventory and equipment; and for the Term Commitment, Borrower shall provide to Bank as additional collateral, security interests of first priority in Borrower's Certificate of Deposit #1005005103000 in the amount of $1,000,000.00.

               As security for all indebtedness of Borrower to Bank under Term Loan A, Borrower shall cause Exotic Materials, Inc. to grant to Bank security interests of first priority in all accounts receivable and other rights to payment, general intangibles, inventory and equipment; and for the Term Commitment, Borrower shall cause Exotic Materials, Inc. to provide to Bank a first priority interest in its equipment."

               All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance."

     3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                            WELLS FARGO BANK,
LASER POWER CORPORATION                       NATIONAL ASSOCIATION


By:    /s/  GLENN H. SHERMAN                By:
----------------------------------             ---------------------------------
                                               Bernie Palmer
Title: CEO                                     Vice President
      ----------------------------

                                                              SECURITY AGREEMENT
WELLS FARGO BANK                                      SPECIFIC RIGHTS TO PAYMENT



        1. GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned LASER POWER CORPORATION, or any of them ("Debtor"), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") a security interest in the following accounts, deposit accounts, chattel paper, instruments, documents and general intangibles or other rights to payment (collectively called "Collateral"):

        Certificate of Deposit #1005005103-000 in the amount of One Million Dollars ($1,000,000.00) and all renewals thereof, whether or not any such renewal is evidenced by a certificate of deposit.

and all renewals thereof, including all securities, guaranties, warranties, indemnity agreements, insurance policies and other agreements pertaining to the same or the property described therein, together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (a) all accounts, contract rights, chattel paper, instruments, documents, general intangibles and rights to payment of every kind now or at any time hereafter arising from any such sale, collection, exchange or other disposition of any of the foregoing, (b) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and (c) all rights to payment with respect to any cause of action affecting or relating to any of the foregoing (hereinafter called "Proceeds").

        2. OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Bank;
(b) all obligations of Debtor and rights of Bank under this Agreement; and (c) all present and future obligations of Debtor to Bank of other kinds. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Debtor may be liable individually or jointly, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

        3. TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Bank, including without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

        4. OBLIGATIONS OF BANK. Bank has no obligation to make any loans hereunder. Any money received by Bank in respect of the Collateral may be deposited, at Bank's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.

        5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (a) Debtor is the owner and has possession or control of the Collateral and Proceeds; (b) Debtor has the right to grant a security interest in the Collateral and Proceeds; (c) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or heretofore disclosed by Debtor to Bank, in writing: (d) all statements contained herein and, where applicable, in the Collateral are true and complete in all materials respects; (e) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, is on file in any public office; (f) all persons appearing to be obligated on Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be; (g) all property subject to chattel paper has been property registered and filed in compliance with law and to perfect the interest of Debtor in such property; and (h) all Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any State consumer credit laws,

        6. COVENANTS OF DEBTOR.

        (a) Debtor Agrees in general: (i) to pay Indebtedness secured hereby when due, (ii) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto: (iii) to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the perfection and preservation of the Collateral or Bank's interest therein and/or the realization, enforcement and exercise of Bank's rights, powers and remedies hereunder (iv) to permit Bank to exercise its powers; (v) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; and (vi) not to change its chief place of business (or personal residence, if applicable) or the places where Debtor keeps any of the Collateral or Debtor's records concerning the Collateral and Proceeds without first giving Bank written notice of the address to which Debtor is moving same.

        (b) Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) where applicable, to insure the Collateral with Bank as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Bank; (ii) not to permit any security interest in or lien on the Collateral or Proceeds, except in favor of Bank; (iii) not to withdraw any funds from any deposit account pledged to Bank hereunder; (iv) not to sell, hypothecate or otherwise dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein; (v) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (vi) if requested by Bank,


SECURITY AGREEMENT (06/97), Page 1
to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (vii) not to commingle Collateral or Proceeds, or collections thereunder, with other property; (viii) in the event Bank elects to receive payments of Collateral and Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (ix) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

        7. POWERS OF BANK. Debtor appoints Bank its true attorney-in-fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank's officers and employees, or any of them, whether or not Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor's name or otherwise; (b) to give notice to account debtors or others of Bank's rights in the Collateral and Proceeds, to enforce the same and make extension agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Bank's interest in the Collateral and Proceeds; (g) to receive, open and read mail addressed to Debtor; (h) to take cash, instruments for the payment of money and other property to which Bank is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds;
(k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Bank, at Bank's sole option, toward repayment of the Indebtedness; (1) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (m) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

        8. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 15 herein, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

        9. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under
(i) any contract or instrument evidencing any Indebtedness, or (ii) any other agreement between any Debtor and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness; (b) any representation or warranty made by any Debtor herein shall prove to be incorrect in any material respect when made; (c) any Debtor shall fail to observe or perform any obligation or agreement contained herein; (d) any attachment or like levy on any property of any Debtor; and (e) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value

        10. REMEDIES. Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law, including without limitation, the right to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank. All rights, powers, privileges and remedies of bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales.

While an Event of Default exists: (a) Debtor will deliver to Bank from time to time, as requested by Bank, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any of the Collateral or Proceeds except on terms approved by Bank; (c) Bank may, at any time and at Bank's sole option, liquidate any time deposits pledged to Bank hereunder and apply the Proceeds thereof to payment of the Indebtedness, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds; and (d) at Bank's request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank.


SECURITY AGREEMENT (06/97), Page 2

        11. DISPOSITION OF COLLATERAL AND PROCEEDS. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred Bank shall retain all rights, powers, privileges and remedies herein given. Any proceeds of any disposition of any of the Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect.

        12. STATUTE OF LIMITATIONS. Until all Indebtedness shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

        13. MISCELLANEOUS. (a) The obligations of Debtor are joint and several;
(b) Debtor hereby waives any right (i) to require Bank to make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder, (ii) to direct the application of payments or security for Indebtedness of Debtor or indebtedness of customers of Debtor, or (iii) to require proceedings against others or to require exhaustion of security; and (c) Debtor hereby consents to extensions, forbearances or alterations of the terms of Indebtedness, the release or substitution of security, and the release of any guarantors; provided however, that in each instance, Bank believes in good faith that the action in question is commercially reasonable in that it does not unreasonably increase the risk of nonpayment of the Indebtedness to which the action applies. Until all Indebtedness shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank.

        14. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or personal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U. S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

        15. COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to Bank immediately upon demand the full amount of ail payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

        16. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

        17. OBLIGATIONS OF MARRIED PERSONS. Any married person who signs this Agreement as Debtor hereby expressly agrees that recourse may be had against his or her separate property for all his or her Indebtedness to Bank secured by the Collateral and Proceeds under this Agreement.

        18. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

        19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

        Debtor warrants that its chief executive office (or personal residence, if applicable) is located at the following address: 12777 HIGH BLUFF DRIVE, SAN DIEGO, CA 92130


SECURITY AGREEMENT (06/97), Page 3

      IN WITNESS WHEREOF, this Agreement has been duly executed as of MAY 15, 1998.

LASER POWER CORPORATION

By: PAUL P. WICKMAN
   -------------------------------
Title: CHIEF FINANCIAL OFFICER
      -------------------------------


SECURITY AGREEMENT (06/97), Page 4

                              TERM COMMITMENT NOTE


$2,000,000.00                                              San Diego, California
                                                                    June 1, 1998

        FOR VALUE RECEIVED, the undersigned LASER POWER CORPORATION ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at 401 B Street, Suite 2201, San Diego, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Dollars ($2,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

        (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum equal to the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

        (b) Payment of Interest. Interest accrued on this Note shall be payable on the first day of each month, commencing July 1, 1998.

        (c) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

        (a) Borrowing and Repayment. Burrower may from time to time from the date of this Note up to arid including, borrow and partially or wholly repay its outstanding borrowings, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that amounts repaid may not he reborrowed; and provided further, that the total borrowings under this Note shall not exceed the principal amount stated above. The unpaid principal balance Of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder.

        (b) Required Principal Payments. The outstanding principal balance of this Note on February 1, 1999 shall be amortized over sixty (60) months, and thereafter principal shall be payable on the first day of each month in equal successive installments over said amortization term, commencing March 1, 1999, and continuing up to and including January 1, 2004, with a final installment consisting of all remaining unpaid principal due and payable in full on February 1, 2004.

        (c) Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of
(i) Glenn Sherman or Paul Wickman or Ron Suokko or Inamarie Sherman, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

        (d) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance.

EVENTS OF DEFAULT:

        This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 31, 1997, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

        (a) Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

        (b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

LASER POWER CORPORATION

By:  /s/ PAUL P. WICKMAN
     -------------------------------

Title:    Chief Financial Officer
       -------------------------------

WELLS FARGO BANK                                   REVOLVING LINE OF CREDIT NOTE


$2,500,000.00                                              San Diego, California
                                                                    May 15, 1998

        FOR VALUE RECEIVED, the undersigned LASER POWER CORPORATION ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at San Diego RCBO, 401 B Street Suite 2201, San Diego, CA 92101, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $2,500,000.00, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

        (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum 1.00000% above the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

        (b) Payment of Interest. Interest accrued on this Note shall be payable on the 1st day of each month, commencing June 1, 1998.

BORROWING AND REPAYMENT:

        (a) Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay Its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of the Credit Agreement between Borrower and Bank defined below; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on February 1, 1999.

        (b) Advances. Advances hereunder, to the total amount of the principal sum available hereunder, may be made by the holder at the oral or written request of (i) GLENN SHERMAN or PAUL WICKMAN or RON SUOKKO or INAMARIA SHERMAN, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

        (c) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

EVENTS OF DEFAULT:

        This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 31, 1997, as amended from time to time (the "Credit Agreement"). Any default In the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

        (a) Remedies. Upon the occurrence of any Event of Default as defined In the Credit Agreement, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and Including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.


REVOLVING LINE OF CREDIT NOTE (08/96), Page 1

        (b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        (c) This Note shall be governed by and construed in accordance with the laws of the state of California.

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.


LASER POWER CORPORATION

By:   /s/  PAUL P. WICKMAN, JR.
   -------------------------------

Title:  Chief Financial Officer
      ----------------------------


REVOLVING LINE OF CREDIT NOTE (08/96), Page 2

                                    TERM NOTE


$1,900,000.00                                              San Diego, California
                                                                   May 15, 1998

        FOR VALUE RECEIVED, the undersigned LASER POWER CORPORATION ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at 401 B Street, Suite 2201, San Diego, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Nine Hundred Thousand Dollars ($1,900,000.00), with interest thereon as set forth herein.

INTEREST:

        (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum one percent (1%) above the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

        (b) Payment of Interest. Interest accrued on this Note shall be payable on the first day of each month, commencing July 1, 1998.

        (c) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum. (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

REPAYMENT AND PREPAYMENT:

        (a) Repayment. Principal shall be payable on the first day of each month in installments of Thirty Nine Thousand Five Hundred Eighty-three and 33/100 Dollars ($39,583.33) each, commencing July 1, 1998, and continuing up to and including May 1, 2002, with a final installment consisting of all remaining unpaid principal due and payable in full on June 1, 2002.

        (b) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

        (c) Prepayment. Borrower may prepay principal on this Note at any time, in any amount and without penalty. All prepayments of principal shall be applied on the most remote principal installment or installments then unpaid.

EVENTS OF DEFAULT:

        This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 31, 1997, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

        (a) Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

        (b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

LASER POWER CORPORATION

By: /s/ PAUL P. WICKMAN, JR.
   -------------------------------

Title:  Chief Financial Officer
       ---------------------------

                                                  THIRD PARTY SECURITY AGREEMENT
WELLS FARGO BANK                                 RIGHTS TO PAYMENT AND INVENTORY
--------------------------------------------------------------------------------


     1. GRANT OF SECURITY INTEREST. In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to LASER POWER CORPORATION ("Borrowers"), or any of them, by WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), and for other valuable consideration, as security for the payment of all Indebtedness of Borrowers to Bank, the undersigned EXOTIC MATERIALS, INC. ("Owner") hereby grants and transfers to Bank a security interest in all accounts, deposit accounts, chattel paper, instruments, documents and general intangibles (collectively called "Rights to Payment"), now existing or at any time hereafter, and prior to the termination hereof, arising (whether they arise from the sale, lease or other disposition of inventory or from performance of contracts for service, manufacture, construction, repair or otherwise or from any other source whatsoever), including all securities, guaranties, warranties, indemnity agreements, insurance policies and other agreements pertaining to the same or the property described therein, and in all goods returned by or repossessed from Owner's customers, together with a security interest in all inventory, goods held for sale or lease or to be furnished under contracts for service, goods so leased or furnished, raw materials, component parts, work in process or materials used or consumed in Owner's business, and all warehouse receipts, bills of lading and other documents evidencing goods owned or acquired by Owner, and all goods covered thereby, now or at any time hereafter, and prior to the termination hereof, owned or acquired by Debtor, wherever located, and all products thereof (collectively called "Inventory"), whether in the possession of Owner, warehousemen, bailees or any other person, or in process of delivery, and whether located at Owners places of business or elsewhere (with all Rights to Payment and Inventory referred to herein collectively as the "Collateral"), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all Rights to Payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all Rights to Payment with respect to any cause of action affecting or relating to any of the foregoing (hereinafter called "Proceeds"). The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrowers, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrowers may be liable individually or jointly, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

     2. CONTINUING AGREEMENT; REVOCATION; OBLIGATION UNDER OTHER AGREEMENTS. This is a continuing agreement and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of each of the Borrowers to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of any of the Borrowers or Owner or any other event or proceeding affecting any of the Borrowers or Owner. This Agreement shall not apply to any new Indebtedness created after actual receipt by Bank of written notice of its revocation as to such new Indebtedness; provided however, that loans or advances made by Bank to any of the Borrowers after revocation under commitments existing prior to receipt by Bank of such revocation, and extensions, renewals or modifications, of any kind, of Indebtedness Incurred by any of the Borrowers or committed by Bank prior to receipt by Bank of such revocation, shall not be considered new Indebtedness. Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to its office at San Diego RCBO, 401 B Street Suite 2201, San Diego, CA 92101, or at such other address as Bank shall from time to time designate. The obligations of Owner hereunder shall be in addition to any obligations of Owner under any other grants or pledges of security for any liabilities or obligations of any of the Borrower's or any other persons heretofore or hereafter given to Bank unless said other grants or pledges of security are expressly modified or revoked in writing; and this Agreement shall not, unless expressly herein provided, affect or invalidate any such other grants or pledges of security.

     3. OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations hereunder are joint and several and independent of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against Owner whether action is brought against any of the Borrowers or any other person, or whether any of the Borrowers or any other person is joined in any such action or actions. Owner acknowledges that this Agreement is absolute and unconditional, there are no conditions precedent to the effectiveness of this Agreement, and this Agreement is in full force and effect and is binding on Owner as of the date written below, regardless of whether Bank obtains collateral or any guaranties from others or takes any other action contemplated by Owner. Owner waives the benefit of any statute of limitations affecting Owner's liability hereunder or the enforcement thereof, and Owner agrees that any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Owner's liability hereunder. The liability of Owner hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any amount at any time paid on account of any Indebtedness secured hereby is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Bank in its sole discretion; provided however, that if Bank chooses to contest any such matter at the request of Owner, Owner agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Bank in connection therewith, including without limitation, in any litigation with respect thereto.

     4. OBLIGATIONS OF BANK. Any money received by Bank in respect of the Collateral may be deposited, at Bank's option, into a non-interest bearing account over which Owner shall have no control, and the same shall, for



THIRD PARTY SECURITY AGREEMENT (06/97), Page 1 all purposes, be deemed Collateral hereunder.

     5. REPRESENTATIONS AND WARRANTIES. (a) Owner represents and warrants to Bank that: (i) Owner is the owner and has possession or control of the Collateral and Proceeds; (ii) Owner has the right to grant a security interest in the Collateral and Proceeds; (iii) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or heretofore disclosed by Owner to Bank, in writing; (iv) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (v) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, is on file in any public office; (vi) all persons appearing to be obligated on Rights to Payment and Proceeds have authority and capacity to contract and are bound as they appear to be; (vii) all property subject to chattel paper has been properly registered and flied in compliance with law and to perfect the interest of Owner in such property; and (viii) all Rights to Payment and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any State consumer credit laws.

     (b) Owner further represents and warrants to Bank that: (i) the Collateral pledged hereunder is so pledged at Borrowers' request; (ii) Bank has made no representation to Owner as to the creditworthiness of any of the Borrowers; and
(iii) Owner has established adequate means of obtaining from each of the Borrowers on a continuing basis financial and other information pertaining to Borrowers' financial condition. Owner agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Owner's risks hereunder, and Owner further agrees that Bank shall have no obligation to disclose to Owner any information or material about any of the Borrowers which is acquired by Bank in any manner.

     6. COVENANTS OF OWNER.

     (a) Owner agrees in general: (i) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (ii) to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the perfection and preservation of the Collateral or Bank's interest therein and/or the realization, enforcement and exercise of Bank's rights, powers and remedies hereunder; (iii) to permit Bank to exercise its powers; (iv) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; and (v) not to change Owner's chief place of business (or personal residence, if applicable) or the places where Owner keeps any of the Collateral or Owner's records concerning the Collateral and Proceeds without first giving Bank written notice of the address to which Owner is moving same.

     (b) Owner agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) to insure Inventory and, where applicable, Rights to Payment with Bank as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Bank; (ii) not to use any Inventory for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iii) not to remove Inventory from Owner's premises, except for deliveries to buyers in the ordinary course of Owner's business and except Inventory which consists of mobile goods as defined in the California Uniform Commerical Code, in which case Owner agrees not to remove or permit the removal of the Inventory from its state of domicile for a period in excess of 30 calendar days; (iv) not to permit any security interest in or lien on the Collateral or Proceeds, including without limitation, liens arising from the storage of Inventory, except in favor of Bank; (v) not to sell, hypothecate or otherwise dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales of Inventory to buyers in the ordinary course of Owners business; (vi) to furnish reports to Bank of all acquisitions, returns, sales and other dispositions of the Inventory in such form and detail and at such times as Bank may require; (vii) to permit Bank to inspect the Collateral at any time; (viii) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (ix) if requested by Bank, to receive and use reasonable diligence to collect Rights to Payment and Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Rights to Payment and Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (x) not to commingle Rights to Payment, Proceeds or collections thereunder with other property; (xi) to give only normal allowances and credits and to advise Bank thereof immediately in writing if they affect any Rights to Payment or Proceeds in any material respect; (xii) on demand, to deliver to Bank returned property resulting from, or payment equal to, such allowances or credits on any Rights to Payment or Proceeds or to execute such documents and do such other things as Bank may reasonably request for the purpose of perfecting, preserving and enforcing its security interest in such returned property; (xiii) from time to time, when requested by Bank, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement and to assign in writing and deliver to Bank all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (xiv) in the event Bank elects to receive payments of Rights to Payment or Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (xv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

     7. POWERS OF BANK. Owner appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank's officers and employees, or any of them, whether or not any of the Borrowers



THIRD PARTY SECURITY AGREEMENT (06/97), PAGE 2 or Owner is in default: (a) to perform any obligation of Owner hereunder in Owner's name or otherwise; (b) to give notice to account debtors or others of Bank's rights in the Collateral and Proceeds, to enforce the same and make extension agreements with respect thereto; (c) to release persons liable on Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Bank's interest in the Collateral and Proceeds; (g) to receive, open and read mail addressed to Owner; (h) to take cash, instruments for the payment of money and other property to which Bank is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Bank, at Bank's sole option, toward repayment of the Indebtedness or replacement of the Collateral; (l) to exercise all rights, powers and remedies which Owner would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) to enter onto Owner's premises in inspecting the Collateral; (n) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness; (o) to preserve or release the interest evidenced by chattel paper to which Bank is entitled hereunder and to endorse and deliver evidences of title incidental thereto; and (p) to do all acts and things and execute all documents in the name of Owner or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

     8. OWNER'S WAIVERS.

     (a) Owner waives any right to require Bank to: (i) proceed against any of the Borrowers or any other person; (ii) marshal assets or proceed against or exhaust any security held from any of the Borrowers or any other person; (iii) give notice of the terms, time and place of any public or private sale of personal property security held from any of this Borrowers or any other person, or otherwise comply with the provisions of Section 9504 of the California Uniform Commercial Code; (iv) take any action or pursue any other remedy in Bank's power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness secured hereunder, or in connection with the creation of new or additional Indebtedness.

     (b) Owner waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of any of the Borrowers or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of any of the Borrowers or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of any of the Borrowers which is a corporation, partnership or other type of entity, or any defect in the formation of any of such Borrower; (iv) the application by any of the Borrowers of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrowers to, or intended or understood by, Bank or Owner; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of any of the Borrowers or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against any of the Borrowers; (vi) any impairment of the value of any interest in any security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon. Until all Indebtedness shall have been paid in full, Owner shall have no right of subrogation, and Owner waives any right to enforce any remedy which Bank now has or may hereafter have against any of the Borrowers or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank. Owner further waives all rights and defenses Owner may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judical foreclosure with respect to any security for any portion of the Indebtedness, destroys Owner's rights of subrogation or Owner's rights to proceed against any of the Borrowers for reimbursement, or (B) any loss of rights Owner may suffer by reason of any rights, powers or remedies of any of the Borrowers in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Borrowers' Indebtedness, whether by operation of Sections 726, 580a or 580d of the Code of Civil Procedure as from time to time amended, or otherwise, including any rights Owner may have to a
Section 580a fair market value hearing to determine the size of a deficiency following any trustee's foreclosure sale or other disposition of any real property security for any portion of the Indebtedness.

     9. AUTHORIZATIONS TO BANK. Owner authorizes Bank either before or after revocation hereof, without notice to or demand on Owner, and without affecting Owner's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security, other than the Collateral and Proceeds, for the payment of the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release the Collateral and Proceeds, or any part thereof, or any such other security; (c) apply the Collateral and Proceeds or such other security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the

THIRD PARTY SECURITY AGREEMENT (06/97), PAGE 3 endorsers or guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Bank from any of the Borrower's to any Indebtedness of any of the Borrowers to Bank, in such order as Bank shall determine in its sole discretion, whether or not such Indebtedness is covered by this Agreement, and Owner hereby waives any provision of law regarding application of payments which specifies otherwise. Bank may without notice assign this Agreement in whole or in part.

     10. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Owner agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Owner to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Owner to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 15 herein, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

     11. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under
(i) any contract or instrument evidencing any Indebtedness, or (ii) any other agreement between any of the Borrowers and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness;
(b) any representation or warranty made by Owner herein shall prove to be incorrect in any material respect when made; (c) Owner shall fail to observe or perform any obligation or agreement contained herein; (d) any attachment or like levy on any property of Owner; and (e) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

     12. REMEDIES. Upon the occurrence of any Event of Default, Bank shall have and may exercise without demand any and all rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law, including without limitation, the right to contact all persons obligated to Owner on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales.

While an Event of Default exists: (a) Owner will deliver to Bank from time to time, as requested by Bank, current lists of all Collateral and Proceeds; (b) Owner will not dispose of any of the Collateral or Proceeds except on terms approved by Bank; (c) at Bank's request, Owner will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank; and (d) Bank may, without notice to Owner, enter onto Owner's premises and take possession of the Collateral. With respect to any sale by Bank of any Collateral subject to this Agreement, Owner hereby expressly grants to Bank the right to sell such Collateral using any or all of Owner's trademarks, trade names, trade name rights and/or proprietary labels or marks.

     13. DISPOSITION OF COLLATERAL AND PROCEEDS. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given. Any proceeds of any disposition of any of the Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect.

     14, NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in
Section 2 hereof and to Owner at the address of its chief executive office (or personal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     15. COSTS, EXPENSES AND ATTORNEYS' FEES. Owner shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Owner or in any way affecting any of the Collateral or Bank's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Owner with interest from the date of demand until paid in full at a rate per annum equal to the greater of



THIRD PARTY SECURITY AGREEMENT (06/97), Page 4 ten percent (10%) or the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

     16. SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Owner may not assign or transfer any of its interests or rights hereunder without Bank's prior written consent. Owner acknowledges that Bank has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Borrowers to Bank and any obligations with respect thereto, including this Agreement. In connection therewith, Bank may disclose all documents and information which Bank now has or hereafter acquires relating to Owner and/or this Agreement, whether furnished by Borrowers, Owner or otherwise. Owner further agrees that Bank may disclose such documents and information to Borrowers.

     17. AMENDMENT. This Agreement may be amended or modified only in writing signed by Bank and Owner.

     18. APPLICATION OF SINGULAR AND PLURAL. In all cases where there is but a single Borrower, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Agreement is executed by more than one Owner, the word "Borrowers" and the word "Owner" respectively shall mean all or any one or more of them as the context requires.

     19. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

     21. ARBITRATION.

     (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (a) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Agreement and each other document, contract and instrument required hereby or now or hereafter delivered to Bank in connection herewith (collectively, the "Documents"), or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who falls or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

     (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

     (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive law applicable lo the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three



THIRD PARTY SECURITY AGREEMENT (06/97), Page 5 arbitrators must actively participate in all hearings and deliberations.

     (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

     (f) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

     (g) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Documents or any relationship between the parties.

     Owner warrants that its chief executive office (or personal residence, if applicable) is located at the following address: 36570 BRIGGS ROAD, MURRIETA, CA 92564

     Owner warrants that the Collateral (except goods in transit) is located or domiciled at the following additional addresses: NONE

     IN WITNESS WHEREOF, this Agreement has been duly executed as of MAY 15, 1998.


EXOTIC MATERIALS, INC.

By:/s/Glenn Sherman
   -------------------------------
   GLENN SHERMAN
   CHIEF EXECUTIVE OFFICER



THIRD PARTY SECURITY AGREEMENT (06/97), Page 6